                                                                    EXHIBIT 10.2

                               PURCHASE AGREEMENT


         This Purchase Agreement (this "Agreement"), dated as of April 22, 2002, is by and among Cohen & Steers Capital Management, Inc. ("Cohen & Steers"), the client accounts of Cohen & Steers, as set forth on Schedule A (each a "PURCHASER" and collectively the "PURCHASERS"), and Crescent Real Estate Equities Company (the "SELLER").

         WHEREAS, the PURCHASERS, desire to purchase from SELLER, and SELLER desires to issue and sell to PURCHASERS, in the aggregate 2,800,000 shares of its 6 3/4% Series A Preferred Shares of beneficial interest, par value $.01 per share (the "Shares"), with the number of Shares acquired by each PURCHASER set forth on Schedule A.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

         1. Purchase and Sale. Subject to the terms and conditions hereof, the PURCHASERS hereby agree to purchase from SELLER, and SELLER agrees to issue and sell to PURCHASERS, the Shares at a price per share of $18.00 for an aggregate purchase amount of $50,400,000 (the "Purchase Price").

         2. Representations and Warranties of PURCHASER. Each PURCHASER represents and warrants that:

                  (a) Due Authorization. The PURCHASER is duly authorized to purchase the Shares. This Agreement has been duly authorized, executed and delivered by the PURCHASER and constitutes a legal, valid and binding agreement of the PURCHASER or of Cohen & Steers on behalf of the Purchaser, enforceable against the PURCHASER in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

                  (b) Not a Party in Interest; Disqualified Person. With respect to SELLER, PURCHASER is not a "party in interest" as such phrase is used in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" as such phrase is used in the Internal Revenue Code of 1986, as amended ("Code").

                  (c) Not a Prohibited Transaction. The purchase of the Shares from SELLER will not give rise to a nonexempt "prohibited transaction" under ERISA or the Code.

         3. Representations and Warranties of SELLER. SELLER represents and warrants that:

                  (a) Due Authorization. This Agreement has been duly authorized, executed and delivered by SELLER and constitutes a legal, valid and binding agreement of SELLER, enforceable against SELLER in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or
         (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

                  (b) Organization and Authority. SELLER has been duly formed as a real estate investment trust under the laws of Texas, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus. According to the County Clerk of Tarrant County, Texas, the Restated Declaration of Trust of the Company is recorded in Volume 12645, beginning at Page 1811, in the records of the County Clerk and the Articles of Amendment to the Restated Declaration of Trust, as amended, is recorded in Volume 15194, beginning at Page 311, in the records of the County Clerk. The Restated Declaration of Trust, as amended, is in effect, and no dissolution, revocation or forfeiture proceedings regarding the Company have been commenced.

                  (c) Issuance of the Shares. The Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable and will be listed, subject to notice of issuance, on the New York Stock Exchange effective as of the Closing (as defined in Paragraph 6 of this Agreement).

                  (d) Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of transactions contemplated herein do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the SELLER.

         4. Representation and Warranty of Cohen & Steers. Cohen & Steers hereby represents and warrants that it has been duly authorized to act as investment adviser on behalf of each PURCHASER, and that it has the power and authority to enter into this Agreement on behalf of each PURCHASER.

         5. Conditions to Obligations of the Parties. As a condition to Closing, each of the representations and warranties of the parties hereto shall be true and correct in all respects. As a condition to Cohen & Steers' and the PURCHASERS' obligations at Closing, at Closing, Cohen & Steers and the PURCHASERS shall have received (i) the favorable opinion of counsel to the SELLER, dated as of the Closing, to the effect as set forth in Annex A & Annex B to the Placement Agency Agreement between the Placement Agent (as defined therein) and SELLER, dated as of April 22, 2002, and (ii) a copy of SELLER's Prospectus and Prospectus Supplement each dated April 22, 2002 (collectively, the "Prospectus").

         6. Closing. The transactions contemplated hereby shall be consummated on April 26, 2002 (such time and date of payment and delivery being herein called the "Closing"). At the Closing, settlement shall occur through Merrill Lynch & Co., Inc., or an affiliate thereof, on a delivery versus payment basis through the DTC ID System.

         7. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York.

         8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing that is executed by each of the parties hereto.

         9. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                  CRESCENT REAL ESTATE EQUITIES COMPANY



                  By: /s/ Jerry R. Crenshaw, Jr.
                      -----------------------------------
                      Name: Jerry R. Crenshaw, Jr.
                      Title: Senior Vice President and Chief Financial Officer


                  COHEN & STEERS CAPITAL MANAGEMENT, INC., on behalf of itself and as investment adviser to the client accounts specified on Schedule A



                  By: /s/ Martin Cohen
                      -----------------------------------
                      Name: Martin Cohen
                      Title: President

                                   SCHEDULE A

Name of Client                                       Number of Shares
--------------                                       ----------------
Berkeley Regional Insurance Company                            23,100
Cohen & Steers Equity Income Fund, Inc.                       315,300
Cohen & Steers Special Equity Fund, Inc.                       51,200
Fairfax County Uniformed Retirement System                      3,200
North Shore-Long Island Jewish
Health System Cash Balance Plan                                 4,600
New York State Teachers' Retirement System                     46,900
Cohen & Steers Total Return Realty Fund, Inc.                  71,200
Cohen & Steers Advantage Income Realty Fund, Inc.             364,300
Cohen & Steers Quality Income Realty Fund, Inc.             1,888,900
Signet Star Reinsurance Company                                 9,000
University of Mass. Foundation Inc.                             3,100
United Mine Workers of America 1974 Pension Trust              19,200